Exhibit 10.2

Beazer Homes USA, Inc.

Amended and Restated 1999 Stock Incentive Plan

Section 1. — Establishment and Purposes

Beazer Homes USA, Inc. hereby establishes the Beazer Homes USA, Inc. Amended and Restated 1999 Stock Incentive Plan (the “Plan”).

The purposes of the Plan are to promote the interests of Beazer Homes USA, Inc. (the “Company”) and its Shareholders by aiding the Company in attracting and retaining management personnel capable of assuring the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company’s business and to afford such personnel an opportunity to acquire a proprietary interest in the Company.

Section 2. — Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

2.2 “Award” shall mean an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

2.3 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

2.4 “Board” shall mean the Board of Directors of the Company.

2.5 “Change in Control” shall mean: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding Shares (the “Outstanding Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this paragraph (i) the following acquisitions shall not constitute a Change of Control; (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2.5; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or an behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then

Outstanding Shares and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the Shareholders of a complete liquidation or dissolution of the Company.

2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any regulations promulgated thereunder.

2.7 “Committee” shall mean the Stock Option and Incentive Committee or any other Committee of the Board designated by the Board to administer the Plan which shall consist of at least two members appointed from time to time by the Board. Each Committee member must qualify as an “outside director” as defined in the Treasury Regulation § 1.162-27(e)(3) (or any successor rule) and, to the extent necessary to qualify Awards hereunder for exemption from the liability provisions of Rule 16b-3, a “non-employee director” as defined in Reg. § 240.16b-3(b)(3) (or any successor rule) of the Securities Exchange Act of 1934.

2.8 “Common Stock” shall mean the common stock, $0.01 par value, of the Company.

2.9 “Company” shall mean Beazer Homes USA, Inc., a Delaware corporation, and any successor corporation.

2.10 “Director” shall mean a member of the Board of Directors of the Company.

2.11 “Disability” shall mean disability as defined in Participant’s Award Agreement with the Company.

2.12 “Dividend Equivalent” shall mean any right granted under Section 6.4 of the Plan.

2.13 “Eligible Person” shall mean any employee, officer, consultant or independent contractor providing services to the Company or any Affiliate or a Director, in each case, who the Committee determines to be eligible.

2.14 “Fair Market Value” shall mean the fair market value of any property (including but not limited to Shares or other security) determined by a valuation method as established by the Committee from time to time. However, that for purposes of the Plan, the Fair Market Value of Shares on any day on which Shares are traded on the New York Stock Exchange (“NYSE”) or any other nationally recognized stock exchange or automated quotation system shall be the closing price of such Shares as reported by the NYSE or such other exchange or quotation system.

2.15 “Incentive Stock Option” shall mean an Option granted under Section 6.1 of the Plan that meets the requirements of Section 422 of the Code.

2.16 “Non-Qualified Stock Option” shall mean an Option granted under Section 6.1 of the Plan that is not intended to be an Incentive Stock Option.

2.17 “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option and shall include Restoration Options.

2.18 “Other Stock-Based Award” shall mean any right granted under Section 6.6 of Plan.

2.19 “Participant” shall mean an Eligible Person who has been granted an Award under the Plan.

2.20 “Performance Award” shall mean any right granted under Section 6.5 of the Plan.

2.21 “Person” shall mean any individual, corporation, limited liability company, partnership, association or trust.

2.22 “Plan” shall mean the Beazer Homes USA, Inc. 1999 Stock Incentive Plan, as amended from time to time.

2.23 “Restoration Option” shall mean any Option granted under Section 6.1(d) of the Plan.

2.24 “Restricted Stock” shall mean any Share granted to a Participant under Section 6.3 of the Plan.

2.25 “Restricted Stock Unit” shall mean a bookkeeping entry representing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date as granted under Section 6.3 of the Plan. A holder of Restricted Stock Units shall not be entitled to voting rights on any Shares to which the Restricted Stock Units relate.

2.26 “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as amended from time to time and the related regulations.

2.27 “Shares” shall mean shares of Common Stock or such other securities or property, as may be the subject of Awards pursuant to an adjustment made under Section 9.1 of the Plan.

2.28 “Shareholder” shall mean a shareholder of the Company.

2.29 “Stock Appreciation Right” shall mean any right granted under Section 6.2 of the Plan.

2.30 “Tandem Option” shall mean a Non-Qualified Stock Option issued in tandem with a Stock Appreciation Right.

2.31 “Termination of Employment” shall mean a termination of employment from the Company and all Affiliates.

Section 3. — Administration

3.1 Power and Authority of the Committee.  The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan, (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award, (iv) determine the terms, conditions and restrictions of any Award or Award Agreement, (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards, (vi) accept the surrender of outstanding Awards and substitute new Awards, (vii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended, (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan, (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

3.2 Delegation.  The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

Section 4. — Shares Available for Awards; Annual Limit on Grants

4.1 Shares Available.  Subject to adjustments as provided in Section 9.1, the number of shares available for the granting of Awards under the Plan shall be 7,200,000 of which not more than 2,820,000 Shares shall be granted as stock-based Awards, as described in Section 6, other than Options and stock-settled Stock Appreciation Rights. Shares to be issued under the Plan may be either Shares which have been reacquired and are held in treasury or Shares which are authorized but unissued. If any Shares covered by an Award (or to which an Award relates) are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting of Awards under the Plan. Notwithstanding the foregoing, the full number of Shares subject to exercised stock-settled Stock Appreciation Rights shall count against the aggregate Plan Share limitation set forth in this Section 4.1 and shall not again be available for granting of Awards under the Plan. In addition, Shares withheld to satisfy taxes required to be withheld for any Award shall count against the Plan Share limitations set forth in this Section 4.1 and shall not again be available for granting of Awards under the Plan and Shares not issued because the holder of any Tandem Option exercises the accompanying Stock Appreciation Right shall not be subject to future Award by the Committee.

Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 4,200,000, subject to adjustment as provided in Section 9.1 of the Plan and Section 422 or 424 of the Code or any successor provisions.

4.2 Maximum Annual Awards to an Eligible Person.  The maximum number of Shares with respect to which Options and Stock Appreciation Rights may be issued under the Plan to an Eligible Person in a calendar year is 450,000, subject to adjustment as provided in Section 9.1 of the Plan. In addition, the maximum number of Shares under a Performance Award that may be issued in any calendar year is 225,000, subject to adjustment as provided in Section 9.1 of the Plan.

4.3 Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of the grant of such Award against the aggregate number of Shares available under the Plan.

Section 5. — Participation

Participation in the Plan shall be limited to those Eligible Persons selected by the Committee. Awards may be granted to such Eligible Persons and for such number of Shares as the Committee shall determine, subject to the limitations in Section 4. An Award of any type made in any one year to an Eligible Person shall neither guarantee nor preclude a further Award of that or any other type to such Eligible Person in that year or subsequent years other than as provided in Section 4.

In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account such factors as the Committee, in its discretion, shall deem relevant (such factors may include the nature of the services rendered by the Eligible Person and the Eligible Person’s present and potential contributions to the success of the Company). Notwithstanding the foregoing, an Incentive Stock Option (a) may only be granted to full or part-time employees as defined by Section 3401(c) of the Code (including officers and directors who are also employees) of the Company and (b) shall not be granted to an employee of an Affiliate which is not a “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code or any successor provision).

Section 6. — Awards

6.1 Options.  The Committee is authorized to grant Options to Participants. Options granted shall be subject to the terms and conditions forth in this Section 6.1, the other provisions of the Plan, and any additional terms and conditions as the Committee shall determine (including those specified in the Award Agreement) which are not inconsistent with the provisions of the Plan.

(a) Exercise Price.  The price per Share purchasable under an Option shall be determined by the Committee. Such purchase price per share shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option (110% in the case of an Incentive Stock Option granted to a 10-percent Shareholder as defined in Code Section 422(c)(5)). Subject to Section 9.1, in no event may the Committee reduce the exercise price of an Option after the original grant date.

(b) Option Term.  Subject to the provisions of the Plan, the term of each Option shall be specified by the Committee. In no event shall an Incentive Stock Option be exercisable more than ten years (5 years in the case of a 10-percent Shareholder within the meaning of Code Section 422(c)(5)) from the date it is granted. Prior to the exercise of the Option and delivery of the stock subject to the Option, a Participant shall not have any rights to receive any dividends or be entitled to any voting rights on any stock represented by outstanding Options.

(c) Time and Method of Exercise of Options.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part (provided that all Options granted on or after February 20, 2002 shall have a minimum vesting schedule of three (3) years (subject to Section 6.1(e)) and the method(s) by which and the form(s) in which payment of the exercise price may be made or deemed to be made (including, without limitation, cash, Shares, other securities, other Awards, other property or any combination thereof having a Fair Market Value on the exercise date equal to the relevant exercise price).

(d) Restoration Options.  The Committee may grant Restoration Options, separately or together with another Option to an Eligible Person. An Award of Restoration Options shall be subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law. Any such Award is contingent on Participant as the Holder of an option (“Original Option”) paying the exercise price of the Original Option. The Restoration Option would be an Option to purchase at 100% Fair Market Value as of the date of exercise of the Original Option, a number of Shares not exceeding the sum of (i) the number of Shares so provided as consideration upon the exercise of the Original Option and (ii) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the Original Option pursuant to the relevant Plan provisions or Original Option Award Agreement. The Restoration Option may not be exercised until the shares acquired upon exercise of the Original Option are held for a period of at least one year and the term of the Restoration Option shall not extend beyond the term of the Original Option. Restoration Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant.

(e) Early Termination of Option.  The rules regarding the exercise and/or termination of Options upon a Participant’s Disability, death, Termination of Employment or ceasing to be a Director will be provided in Participant’s Award Agreement with the Company.

(f) Change of Control.  The exercise of Options in the event of a Change in Control will be treated as provided in Participant’s Award Agreement with the Company.

(g) Option Repricing.  No action shall be taken, without the approval of the Shareholders, to authorize the amendment of any outstanding Option to reduce the exercise price of such option. Furthermore, no Option shall be cancelled and replaced with an Option having a lower exercise price without the approval of the Shareholders. This Section 6.1(g) shall not be construed to prohibit the adjustments provided for in Section 9.1.

(h) Other Restrictions on Incentive Stock Options.  The terms and conditions of any Incentive Stock Options granted under this Plan shall comply with Code Section 422. The aggregate Fair Market Value (determined as of the grant date) of Shares subject to Incentive Stock Options exercisable by any Participant in any calendar year under this Plan or any other plan of the Company or any Affiliate or any related corporation (as defined in the applicable regulations under the Code) may not exceed $100,000 or such higher amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value exceeds $100,000 (or, applicable higher amount), such Options shall be treated as Options which are not Incentive Stock Options.

6.2 Stock Appreciation Rights.  Subject to Section 4, the Committee is authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer upon the holder a right to receive, upon exercise of the right related to one Share, an amount in cash or Shares with a Fair Market Value, in either case, equal to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.

Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

6.3 Restricted Stock and Restricted Stock Units.  The Committee is authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants under the terms set forth in this Section 6.3, the other Plan provisions and with such additional conditions and restrictions as the Committee may impose which are not inconsistent with provisions of the Plan.

(a) Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee imposes which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The Award Agreement for an Award of Restricted Stock or Restricted Stock Units shall specify the applicable restrictions on such Shares, if any, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares that are part of the Award. In addition, the Committee may specify certain performance criteria, the attainment of which will accelerate the lapse of the applicable restrictions. Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any restriction applicable to any shares awarded to any Participant under the Plan.

(b) Certificates.  Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including, but not limited to, book-entry registration or issuance of a stock certificate or certificates subject to forfeiture if the restrictions do not lapse. In the event a stock certificate is issued: (1) the certificate shall be registered in the name of Participant and shall bear a legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock and (2) shall be held by the Company. Except as otherwise provided by the Committee, during such period of restriction Participant shall have all of the rights of a Shareholder, including but not limited to the rights to receive dividends (or dividend equivalents) and to vote. If shares are issued only upon lapse of restrictions, the Committee may provide that Participant will be entitled to receive any amounts per share pursuant to any dividend or distribution paid by the Company on its Common Stock to Shareholder of record after the Award date and prior to the issuance of the Shares. In the case of Restricted Stock Units, no shares shall be issued at the time such Awards are granted.

(c) Forfeiture.  Rules regarding the forfeiture of Restricted Stock or Restricted Stock Units subject to restrictions upon a Change of Control, or the Participant’s Disability, death, Termination of Employment or ceasing to be a Director will be determined in accordance with Participant’s Award Agreement with the Company.

(d) Lapse of Restrictions.  Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after the restrictions on the Restricted Stock have expired, lapsed or been waived. After the expiration, lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units, Shares related to such Restricted Stock Units shall be issued and delivered to the holders of the Restricted Stock Units in accordance with such terms as may be specified by the Committee.

6.4 Dividend Equivalents.  The Committee is authorized to grant to Participants Awards of Dividend Equivalents under which the holders thereof shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined by the Committee, in its discretion) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to the number of Shares determined by the Committee. Such amounts shall be payable on the date or dates as determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

6.5 Performance Awards.  The Committee is authorized to grant Performance Awards to Participants. Once established, the Committee shall not have discretion to modify the criteria for receiving a Performance Award except with respect to any discretion specifically granted to the Committee under this Plan. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan may be an Award of Common Stock, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units (or any other right, the value of which is determined by reference to Shares) and such Award may be payable in cash, Shares, other securities or other property. The value of such Performance Awards shall be determined by the Committee and the Performance Awards shall be payable to, or exercisable by, Participant, in whole or in part, upon the achievement of the performance goals during the applicable measurement period specified by the Committee.

(a) Amount of Performance Awards.  At the end of the measurement period, the Committee shall determine the percentage, if any, of the Performance Awards granted to Participant for that measurement period that are earned by Participant as his Performance Award. That percentage shall be based on the degree to which the performance goals for that measurement period are satisfied. The formula for determining the correlation between the percentages of the Performance Awards earned and the level of performance for a measurement period shall be established in writing by the Compensation Committee at the time the performance goals are determined. Prior to the payment of any Performance Awards, the Compensation Committee must certify the degree of attainment of the applicable performance goals.

(b) Performance Goals.  Performance goals used to compute Performance Awards shall be based on the Company’s business planning process and shall be adopted by the Committee in writing either (1) prior to the beginning of the measurement period to which they apply or (2) not later than 90 days after the commencement of the measurement period provided that at such time the outcome of the performance goals is substantially uncertain. The performance goals shall be comprised of one or more of the following performance measures: (1) total return to Shareholders, (2) cash flow, (3) return on assets, capital, equity or sales, (d) stock price, and (e) earnings per share. Any such performance goals and the applicable performance measures will be determined by the Committee at the time of grant and reflected in a written Award Agreement.

(c) Compliance with Section 162(m).  All payments under Performance Awards will be designed to satisfy the exception under Section 162(m) of the Code, and related regulations for performance-based compensation, and all Awards hereunder shall be subject to the limitations of Section 162(m).

6.6 Other Stock-Based Awards.  The Committee is authorized, to the extent permitted under Rule 16b-3 and other applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, Shares or other securities delivered to Participant pursuant to a purchase right granted under this Section 6.6 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

6.7 General.

(a) Consideration for Awards.  Except in the case of Awards issued in connection with compensation that has been deferred or an Award issued pursuant to Section 6.6, Awards shall be granted for no cash consideration or such minimal cash consideration as may be required by applicable law.

(b) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time or at a different time from the grant of such other Award or awards.

(c) Forms of Payment Under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payment or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof), and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(d) Correction of Defects, Omissions, and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(e) Time and Method of Exercise.  The Committee shall determine the time or times at which Awards granted pursuant to Sections 6.2 through 6.6 may be exercised in whole or in part ( provided that all such Awards granted after February 20, 2002 shall have a minimum vesting schedule of three (3) years, except that rules regarding the exercise and or termination of Awards upon a Participant’s Disability, death, Termination of Employment or ceasing to be a Director will be provided in Participant’s Award Agreement with the Company).

Section 7. — Transferability

7.1 General.  Except as provided in Section 7.2, no Award granted under the Plan shall be transferable by Participant otherwise than by will or the laws of descent and distribution. Any attempted pledge, alienation, attachment, assignment or encumbrance of an Award that is not specifically authorized in accordance with Section 7.2 shall be void.

Each Award or right under an Award may be exercised during Participant’s lifetime only by Participant, his permitted transferee under Section 7.2 or if permissible under applicable state law Participant’s guardian or legal representative. However, the Committee may permit Participant to designate, in the manner specified by the Committee, a beneficiary or beneficiaries to exercise the right of Participant and receive any property distributable with respect to an Award upon the death of Participant.

7.2 Permitted Transfers.  The Committee may, in its discretion, authorize all or a portion of an Award of Non-Qualified Stock Options or Stock Appreciation Rights settled in stock to be granted on terms which permit transfer by Participant to a “Family Member” (as defined below), provided the transfer is through a gift or a domestic relations order. For purposes of this Section 7.2, “Family Member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, a trust for the exclusive benefit of these persons and any other entity owned solely by these persons. The Award Agreement pursuant to which such Options or Stock Appreciation Rights are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 7.2. The terms of any such transferred Award shall continue to be applied with respect to Participant, following which the Award shall be exercisable by the Transferee only to the extent and for the periods that would have applied to Participant.

Section 8 . — Listing and Registration

All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 9. — Adjustments; Business Combinations

9.1 Adjustment Upon Corporate Transaction.  In the event of (a) dividend or other distribution (whether in the form of cash, Shares, other securities or other property), (b) recapitalization, (c) stock split, (d) reverse stock split, (e) reorganization, (f) merger, (g) consolidation, (h) split-up, (i) spin-off, (j) combination, (k) repurchase or exchange of Shares or other securities of the Company, (l) issuance of warrants or other rights to purchase Shares or other securities of the Company or (m) other similar corporate transaction or event affects the Shares, the Committee may determine that an adjustment would be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. In this event, the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number, type and issuer of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number type and issuer of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

9.2 Liability of Survivor.  In the event of any corporate reorganization or transaction including any event described in Section 9.1, the surviving entity or successor corporation shall be bound by the terms and conditions of the provisions of this Plan and any Awards issued under this Plan.

Section 10. — Termination and Modification of the Plan

10.1 General.  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Plan or an Award Agreement may be terminated or modified as specified in this Section 10.

10.2 Amendments to the Plan.  The Board without further approval of the Shareholders may amend, alter, suspend, discontinue or terminate the Plan. Notwithstanding the foregoing the Board may condition any amendment and provide that no modification shall become effective without prior approval of the Shareholders if Shareholder approval would be required for:

(i) continued compliance with Rule 16b-3 of the Securities and Exchange Commission;

(ii) compliance with the rules and regulations of the New York Stock Exchange or any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;

(iii) the granting of Incentive Stock Options under the Plan, or

(iv) continued compliance with Section 162(m) of the Code.

The Board may not amend Section 6.1(g) hereof without the approval of the Shareholders.

10.3 Amendments to Awards.  Subject to Section 6.1(g) hereof, the Committee may amend or modify the grant of any outstanding Award in any manner to the extent that the Committee would have had the authority to make such Award as so modified or amended including, but not limited to, a change of the date or dates as of which (a) an Option becomes exercisable or (b) Restrictions on Shares are to be removed. No modification may be made that would materially adversely affect any Award previously made under the Plan without the approval of Participant or holder or beneficiary.

10.4 Other Amendment.  The Committee shall be authorized to make minor or administrative modifications to the Plan and Awards as well as modifications to the Plan and Awards that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to continue the operation of the Plan.

Section 11. — Income Tax Withholding: Tax Bonuses

11.1 Withholding.  In order to comply with all applicable federal or state income tax laws or regulations, the Committee may take such action as it deems appropriate to ensure that all applicable federal, state and local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from such Participant. In order to assist Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes; (b) delivering to the Committee Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value (on the date the tax is withheld) equal to the amount of such taxes or (c) delivering to the Company cash, check (bank check, certified check or personal check), money order or wire transfer equal to such taxes. Any election to have Shares withheld must be made on or before the date that the amount of tax to be withheld is determined.

11.2 Tax Bonuses.  The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state and local taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 12. — General Provisions

12.1 No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

12.2 Award Agreements.  Each Eligible Person to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

12.3 No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

12.4 No Right to Employment.  The grant of an Award shall not be construed as giving Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

12.5 Governing Law.  The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with applicable federal laws and the laws of the State of Georgia.

12.6 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

12.7 No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

12.8 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

12.9 Limitation on Benefits.  With respect to persons subject to Rule 16b-3, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under such Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.10 Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 13. — Effective Date

The Plan is effective upon the date of adoption by the Board subject to approval of Shareholders at the February 3, 2000 meeting of Shareholders. Unless previously terminated, the Plan shall terminate ten years from the effective date. Notwithstanding the prior sentence, an Award granted under this Plan may have terms or rights which may extend beyond the date the Plan terminates and the rights of the Committee under the Plan and the Board to amend the Plan may likewise extend beyond the date of the Plan’s termination.

Section 14. — Exchange Program

Notwithstanding any other provision of the Plan to the contrary, including but not limited to Section 6.1(g) hereof, the Company, by action of the Committee, may effect an Option and stock-settled Stock Appreciation Right (“SSAR”) exchange program on the terms set forth herein (the “Exchange Program”), to be commenced through an exchange offer prior to August 5, 2009, provided that in no event may more than one offer to exchange be made for any outstanding Option or SSAR. Under any exchange offer, Eligible Employees will be offered the opportunity to exchange Eligible Options/SSARs (the “Surrendered Awards”) for new Restricted Stock (the “New Restricted Stock”), as follows: (1) the shares subject to the New Restricted Stock shall have a Fair Market Value equal to the value (determined using the Black-Scholes option pricing model as of a date immediately prior to commencement of any exchange offer) of the Surrendered Awards; and (2) the New Restricted Stock will vest, subject to Section 6.3(c) of the Plan, in two equal annual installments, on the first and second anniversaries of the date of grant. Shares subject to Surrendered Awards will not be available for granting of Awards under the Plan. “Eligible Employees” means employees of the Company or any Affiliate other than executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended). “Eligible Awards” means any Option or SSAR that has an exercise price in excess of $26. Subject to the foregoing, the Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Exchange Program.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing is the Plan adopted by the Board of Directors of the Company as of the second day of November, 1999 as amended through August 5, 2008.

/s/ Peggy J. Caldwell
Secretary